EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 20, 2019 relating to the financial statements of LendingClub Corporation, and the effectiveness of LendingClub Corporation's internal control over financial reporting, appearing in or incorporated by reference in the Annual Report on Form 10-K of LendingClub Corporation for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
August 9, 2019